Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form SB-2 No. 333-122123) of AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.);

2.	Registration Statements (Form S-3 Nos. 333-110779 and 333-72223) of AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.);

3.	Registration Statement (Form S-4 No. 333-102115) of AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.); and

4.
Registration Statements (Form S-8 Nos. 333-149341, 333-149342, 333-149343, 333-117594, 333-106607, and 333-05893) of AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.) pertaining to the 2007 Employee Stock Purchase Plan, Nonqualified Stock Option Agreement between AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.) and Dr. Andrew M. Reed, Nonqualified Stock Option Agreement between AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.) and Eric G. Walters, 2003 Stock Option Plan, AdvanSource Biomaterials Corporation (f/k/a Cardiotech International, Inc.) Employee, Director and Consultant Stock Option Plan, and 2003 Stock Option Plan, respectively;

of our report dated June 24, 2008, with respect to the consolidated financial statements of AdvanSource Biomaterials Corporation, included in this Annual Report (Form 10-K) for the year ended March 31, 2009

/s/ Ernst & Young LLP

Boston, MA
June 29, 2009